Exhibit 1.01

Netlist, Inc

Conflict Minerals Report

For the Reporting Period from January 1, 2017 to December 31, 2017

This Conflict Minerals Report (the “Report”) of Netlist, Inc. (“Netlist,” the “Company,” “we,” “us,” or “our”) for the reporting period from January 1, 2017 to December 31, 2017 (the “Reporting Period”) has been prepared pursuant to Rule 13p-1 (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended. This Report includes a description of the measures we have taken to exercise due diligence on the source and chain of custody of certain minerals (specifically gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (collectively, “conflict minerals”)) necessary to the functionality or production of our products manufactured during the Reporting Period. As permitted by applicable guidance of the Securities and Exchange Commission, we did not obtain an independent private sector audit within the meaning of the Rule for the Reporting Period.

Overview

Our Company and Our Covered Products

We design, manufacture and sell high-performance modular memory subsystems to customers in diverse industries that require enterprise and storage class memory solutions to empower critical business decisions. We have a history of introducing disruptive new products, such as one of the first load reduced dual in-line memory modules (“LRDIMM”) based on our distributed buffer architecture, which has been adopted by the industry for DDR4 LRDIMM. We were also one of the first to bring NAND flash memory (“NAND flash”) to the memory channel with our NVvault® non-volatile dual in-line memory modules (“NVDIMM”) using software-intensive controllers and merging dynamic random-access memory integrated circuits (“DRAM ICs” or “DRAM”) and NAND flash to solve data bottleneck and data retention challenges encountered in high-performance computing environments. We recently introduced a new generation of storage class memory products called HybriDIMM to address the growing need for real-time analytics in Big Data applications, in-memory databases, high performance computing and advanced data storage solutions. We also resell NAND flash, DRAM products and other component products to end-customers that are not reached in the distribution models of the component manufacturers, including storage customers, appliance customers, system builders and cloud and datacenter customers. We hold a robust portfolio of patents in the areas of hybrid memory, storage class memory, rank multiplication and load reduction.

As described in this Report, we have determined that the conflict minerals gold, tantalum, tin and tungsten (collectively, “3TG metals”) were necessary to the functionality or production of certain of our products manufactured during the Reporting Period. As a result, this Report covers the following: (1) products for which 3TG metals are necessary to their functionality or production; (2) products that we manufactured or contracted to be manufactured; and (3) products for which the manufacture was completed during the Reporting Period. These products, which are collectively referred to in this Report as “Covered Products,” consist of the following:

•                  DIMM Products. These products include our NVvault® and ExpressVault™ product families, as well as other dual in-line memory module (“DIMM”) products. These products also include our HyperCloud® product and our HybriDIMM™ storage class memory product.

•                  NAND Flash Products. These products include microSD, SD, SSD, SATA, PATA and others.

Third-party products that we sell at retail but do not manufacture or contract to manufacture are outside the scope of this Report.

Our Commitment to Responsible Sourcing

In support of global responsible sourcing, we are committed to monitoring our supply chain with a goal of ensuring that conflict minerals directly or indirectly benefitting armed groups identified as perpetrators of serious human rights abuses in the Democratic Republic of the Congo (“DRC”) or any country with which it shares an internationally recognized border (DRC and such countries, collectively, the “Covered Countries”) are not used in the manufacture of Netlist products. We also believe responsible sourcing means continuing to support stable economic development in the Covered Countries (rather than an embargo imposed on these countries), and accordingly we do not prohibit our suppliers from using conflict minerals sourced from the Covered Countries.

A copy of our Conflict Minerals Policy is available at our website at www.netlist.com/company/corporate-responsibility. All website references in this Report are intended to be inactive textual references, and the contents of our website are not incorporated into this Report.

Our Conflict Minerals Due Diligence Program, and Results for the Reporting Period

We require our suppliers to source conflict minerals from smelters and refiners that are either validated as compliant with conflict-free sourcing standards (such as the Responsible Minerals Assurance Process (the “RMAP”) developed by the Responsible Mining Initiative (“RMI”) or standards enacted by the London Bullion Market Association (“LBMA”) or the Responsible Jewelry Council (“RJC”)), or on the path to validation under one of these programs. We refer to smelters and refiners that have been validated to meet one or more of these conflict-free sourcing standards as “Compliant,” and we refer to smelters and refiners that are actively engaged in an effort to become validated under one or more of these standards as “Active”. To ensure our suppliers meet our requirement for conflict-free sourcing, we: (1) make all suppliers aware of our commitment to responsible sourcing as described above, as well as our expectation that all smelters and refiners in our supply chain are Compliant with one or more conflict-free sourcing standards; (2) conduct ongoing due diligence on the source and chain of custody of conflict minerals in our supply chain in conformance with the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (2016), and the related supplements on the 3TG metals (collectively, “OECD Guidance”); and (3) otherwise encourage suppliers to adopt responsible sourcing practices. To further transparency in the conflict minerals supply chain, in addition to publicly reporting the results of our due diligence efforts annually, we share our due diligence results directly with our customers.

During the Reporting Period, we worked with our suppliers to increase sourcing from smelters and refiners that were validated as Compliant or Active. As part of our efforts, we improved our initial screening process to help prevent non-Compliant smelters and refiners from entering our supply chain. Of the 250 smelters or refiners we believe were in our supply chain for the Reporting Period, 243 (97.2%) were validated as Compliant, representing an 18.5% increase in the number of Compliant smelters or refiners in our supply chain as compared to the prior reporting period (the 2016 calendar year).

Our Reasonable Country of Origin Inquiry

As described in this Report, we have determined that the 3TG metals were necessary to the functionality or production of the Covered Products. As a result, we conducted in good faith a reasonable country of origin inquiry (“RCOI”) reasonably designed to determine whether any of these 3TG metals originated in the Covered Countries or may have been from recycled or scrap sources.

We do not acquire 3TG metals directly from mines, smelters or refiners; rather, we obtain the parts of the Covered Products that include 3TG metals from a number of third-party suppliers. Our supply chain is complex, and there are many organizations in our supply chain between us and the original sources of the 3TG metals. As a result, our RCOI primarily consists of outreach to our direct suppliers, and our requirement that they participate in our Supplier Management Process. This process begins with our annual submission of an inquiry letter to each of our direct suppliers, along with the RMI Conflict Minerals Reporting Template (“CMRT”) and Netlist Conflict Minerals Policy. Through the CMRT, we request information from each supplier regarding its supply chains for 3TG metals, including the names and locations of smelters and refiners of 3TG metals, as well as the country of origin of 3TG metals processed by such smelters and refiners. We also make our suppliers aware that smelters and refiners that fail to become Compliant or Active with respect to one or more conflict-free sourcing standards will be targeted for removal from our supply chain.

According to the information provided by our suppliers, we have reason to believe that at least some of the necessary 3TG metals contained in the Covered Products or used in their manufacture may have originated from the Covered Countries or may not be from recycled or scrap sources. As a result, we conducted due diligence on the source and chain of custody of such 3TG metals, as described below.

Our Conflict Minerals Due Diligence Program

The design of our conflict minerals due diligence program is in conformity with the principles of the OECD Guidance, specifically as it relates to our position in the conflict minerals supply chain as a “downstream” purchaser. Summarized below are the components of our conflict minerals due diligence program, as they relate to the five-step framework from the OECD Guidance. The below description is intended to be a summary, and does not describe all of the conflict minerals due diligence measures we performed during the Reporting Period.

1. Establishment of Strong Company Management Systems

We have completed a number of steps to establish a management system for addressing the sourcing of 3TG metals in the Covered Products. These steps include:

a. Conflict Minerals Policy: We maintain a policy regarding the sourcing of conflict minerals used in, or in the manufacture of, our products. A copy of this Conflict Minerals Policy is available at our website at www.netlist.com/company/corporate-responsibility.

b. Internal Conflict Minerals Team: Members of our management (the “Conflict Minerals Team”) participate in the design and execution of our conflict minerals due diligence program, and cooperate to manage and support our supply chain due diligence. The Conflict Minerals Team identifies the suppliers to be contacted, and adopted and approved for use the CMRT discussed above. We interact with our suppliers to obtain updated and current CMRTs, and analyze the information provided by each supplier on the sourcing of the 3TG metals used in, or in the manufacture of, the Covered Products. Each response is reviewed to identify missing information and unclear responses. Our Conflict Minerals Team meets regularly to discuss the results of our due diligence efforts and appropriate follow-up measures to be taken with our suppliers.

c. Supply Chain Control System: We use the CMRT to identify the smelters and refiners that are in the supply chain of each of our suppliers. We periodically review and compare this list to the list of smelters and refiners identified by the RMI as Compliant or Active under the RMAP. This enables us to identify the smelters and refiners that have been validated under this standard, as well as those that are actively progressing toward an audit to determine their status. We have determined this approach represents the most reasonable effort we can make to determine whether the 3TG metals used in, or in the manufacture of, the Covered Products originate from the Covered Countries or may not be from recycled or scrap sources.

d. Supplier Engagement: We actively engage with our suppliers to ensure they are complying with our conflict minerals due diligence program, including completion of the CMRT and participation in supply chain surveys and related due diligence activities. We communicate with our suppliers to identify the sources and status of the 3TG metals used in the Covered Products, and to encourage each smelter and refinery in our supply chain to become Active or Compliant in the RMAP or another conflict-free sourcing standard.

2. Identification and Assessment of Risks in the Supply Chain

Our due diligence program consists primarily of the following: First, we identify our direct suppliers of the Covered Products and their components; then, we request these suppliers to complete the CMRT and return it to us; then, we evaluate the completeness and accuracy of each supplier’s responses and contact suppliers whose responses we believe contain incomplete or potentially inaccurate information, in order to seek additional clarifying information. In general, we intend to contact each of our suppliers at least once every six months, to check on the status of their continuing due diligence efforts and to obtain updated information. When we receive completed CMRTs from our direct suppliers, and after conducting any required follow-up to obtain additional clarifying information, we record all information we have obtained to identify the potential smelters and refiners in our supply chain. We then compare this list of potential smelters and refiners in our supply chain to the lists compiled by the RMAP to determine which smelters and refiners have been determined to be Compliant or Active.

Because of our position in the supply chain, it can be challenging for us to identify actors upstream from our suppliers. As discussed above, we identify each of our direct suppliers, and we rely on these suppliers to provide us with complete and accurate information about the source of 3TG metals used in, or in the manufacture of, the Covered Products. Similarly, our direct suppliers are reliant on information provided by their suppliers regarding the original source of such 3TG metals.

3. Designing and Implementing a Strategy to Respond to Identified Risks

We are designing and implementing a risk management plan, which will be managed and monitored by the above-described Conflict Minerals Team under the oversight of our manufacturing management.

We have also communicated to all of our direct suppliers our expectation that products and components supplied to us that contain 3TG metals or other conflict minerals be sourced from a Compliant or Active smelter or refiner.

4. Carrying Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

Because we do not source 3TG metals directly from smelters or refiners, we rely on independent third-party auditing programs, such as the RMAP, LBMA, and RJC, to coordinate audits of smelters and refiners that may be in our supply chain.

5. Reporting on Supply Chain Due Diligence

We report the results of our conflict minerals due diligence program annually by filing this Report and the accompanying Form SD with the U.S. Securities and Exchange Commission, and by making these materials available on our website at www.netlist.com/company/corporate-responsibility.

Conflict Minerals Due Diligence Findings

Overall Findings

Our efforts to determine the mine or location of origin of the 3TG metals used in, or in the manufacture of, the Covered Products with the greatest possible specificity consisted primarily of the due diligence measures described in this Report.

Based on the information provided by our suppliers and otherwise obtained through our conflict minerals due diligence program, we identified 250 smelters and refiners that are recognized by RMAP, LBMA or RJC to be processors of 3TG metals and that we believe, to the extent reasonably determinable by us, were potentially in our supply chain for the Covered Products in the Reporting Period. These 250 smelters or refiners are included in Lists 1 and 2 in Appendix A of this Report. Of these 250 smelters or refiners, 243 (97.2%) were validated as Compliant, representing an 18.5% increase in the number of Compliant smelters or refiners in our supply chain as compared to the prior reporting period (the calendar year ended December 31, 2016). The following graphics illustrate these overall findings:

Country of Origin Findings

Our due diligence efforts did not result in sufficient information to conclusively determine all of countries of origin of the 3TG metals used in, or in the manufacture of, the Covered Products, primarily because RMAP may not have reliable country of origin information for the smelters and refiners that may be in our supply chain and are not validated as Compliant. The following table sets forth the countries of origin of the 3TG metals that may have been used in, or in the manufacture of, the Covered Products, based on information provided by our suppliers and RMAP that is available to us:

AUSTRALIA	INDIA	NETHERLANDS	TAIWAN, PROVINCE OF CHINA
AUSTRIA	INDONESIA	PERU	THAILAND
BELGIUM	ITALY	PHILIPPINES	TURKEY
BOLIVIA (PLURINATIONAL STATE OF)	JAPAN	POLAND	UNITED ARAB EMIRATES
BRAZIL	KAZAKHSTAN	RUSSIAN FEDERATION	UNITED STATES OF AMERICA
CANADA	KOREA, REPUBLIC OF	SINGAPORE	UZBEKISTAN
CHINA	KYRGYZSTAN	SOUTH AFRICA	VIETNAM
ESTONIA	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	SPAIN
FRANCE	MALAYSIA	SWEDEN
GERMANY	MEXICO	SWITZERLAND

Covered Products Findings

As described above, the Covered Products include NAND Flash products and DIMM products. Based on the information provided to us by our suppliers, (1) we believe the 3TG metals used in, or in the manufacture of, our NAND Flash Covered Products were all sourced from smelters or refiners that are Compliant, and (2) we have reason to believe the 3TG metals used in, or in the manufacture of, our DIMM Covered Products may have originated in the Covered Countries and may not have been from recycled or scrap sources.

2018 Improvement Measures

During the calendar year ending December 31, 2018, we intend to take the following steps to further pursue our commitment to responsible sourcing, as described above, including improving our conflict minerals due diligence program:

•                  Continue to proactively work with all of our suppliers to accomplish our goal that all smelters and refiners in our supply chain are Compliant; and

•                  Continue to refine and improve our escalation processes to ensure quick remediation, including removal, of any smelter or refiner that does not timely attain or that loses Compliant status.

Inherent Limitations on Due Diligence Measures

As a downstream purchaser of products that contain conflict minerals, our due diligence measures can provide only reasonable, and not absolute, assurance regarding the source and chain of custody of the conflict minerals used in, or in the manufacture of, the Covered Products. Because we do not have direct contractual or other relationships with the mines, smelters and refiners that produce conflict minerals, our due diligence program necessarily relies on the data supplied by our direct suppliers. These direct suppliers, in turn, rely on similar information provided within their supply chains to identify the original sources of conflict minerals. As a result, the results of our due diligence efforts could contain inaccuracies or incomplete information due to this process of collecting the information. Further, many suppliers report smelter and refiner information at the company level, rather than limiting their responses to smelters and refiners affiliated with specific products included in the request. As a result, some of the smelters and refiners included in this Report as potentially in our supply chain may not, in fact, be associated with the Covered Products or their manufacture. In addition, we rely on information collected and provided by independent third-party auditing programs, and these sources of information may yield unreliable, inaccurate or incomplete information due to a variety of factors, including human or other errors or fraudulent actions.

Forward-Looking Statements

This Report contains forward-looking statements regarding our business, products and conflict minerals due diligence efforts, including steps we intend to take in the future to improve these due diligence measures. Words such as “expects,” “believes,” “aims,” “goal” and similar expressions or variations of these words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report. All statements made in this Report concerning future matters that are not historical facts are forward-looking statements. Although forward-looking statements in this Report reflect our good faith judgment, these statements can only be based on facts and assumptions currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated or implied by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, among others: the risk that information reported to us by our suppliers, or industry information used by us, may be inaccurate; the risk that mines, smelters or refiners may not participate in the RMAP or a similar auditing program, which are voluntary initiatives; as well as risks related to our compliance with government regulations and policies, which, among other risks, are discussed under “Risk Factors” in our most recent annual report on Form 10-K and the other filings we make with the U.S. Securities and Exchange Commission from time to time, including any subsequently filed quarterly and current reports. Forward-looking statements are not predictions of future events, and readers should not rely on them as such. All forward-looking statements included in this Report speak only as of the date of this Report, and we undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise or change after the date of this Report.

Appendix A

Reported 3TG Smelters and Refiners Lists

List 1:    Listed below are the 243 smelters or refiners identified by our suppliers as potentially in the supply chain for the Covered Products during the Reporting Period that the RMAP has reported as Compliant. The location information set forth in this list is as reported by the RMAP as of May 18th, 2018.

No	Smelter Reference List	Metal	Location of Facility
1	A.L.M.T. TUNGSTEN Corp.	Tungsten	JAPAN
2	Advanced Chemical Company	Gold	UNITED STATES OF AMERICA
3	Aida Chemical Industries Co., Ltd.	Gold	JAPAN
4	Allgemeine Gold-und Silberscheideanstalt A.G.	Gold	GERMANY
5	Almalyk Mining and Metallurgical Complex (AMMC)	Gold	UZBEKISTAN
6	AngloGold Ashanti Corrego do Sitio Mineracao	Gold	BRAZIL
7	Argor-Heraeus S.A.	Gold	SWITZERLAND
8	Asahi Pretec Corp.	Gold	JAPAN
9	Asaka Riken Co., Ltd.	Gold	JAPAN
10	Kennametal Huntsville	Tungsten	UNITED STATES OF AMERICA
11	Aurubis AG	Gold	GERMANY
12	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	PHILIPPINES
13	Boliden AB	Gold	SWEDEN
14	C. Hafner GmbH + Co. KG	Gold	GERMANY
15	CCR Refinery - Glencore Canada Corporation	Gold	CANADA
16	Cendres + Metaux S.A.	Gold	SWITZERLAND
17	Changsha South Tantalum Niobium Co., Ltd.	Tantalum	CHINA
18	Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	CHINA
19	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin	CHINA
20	Chimet S.p.A.	Gold	ITALY
21	Jiangxi Ketai Advanced Material Co., Ltd.	Tin	CHINA
22	Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	CHINA
23	Guangdong Rising Rare Metals-EO Materials Ltd.	Tantalum	CHINA
24	Alpha	Tin	UNITED STATES OF AMERICA
25	CV Gita Pesona	Tin	INDONESIA
26	PT Aries Kencana Sejahtera	Tin	INDONESIA
27	CV Serumpun Sebalai	Tin	INDONESIA
28	CV United Smelting	Tin	INDONESIA
29	Daejin Indus Co., Ltd.	Gold	KOREA, REPUBLIC OF
30	DSC (Do Sung Corporation)	Gold	KOREA, REPUBLIC OF

No	Smelter Reference List	Metal	Location of Facility
31	DODUCO Contacts and Refining GmbH	Gold	GERMANY
32	Dowa	Gold	JAPAN
33	Dowa	Tin	JAPAN
34	Eco-System Recycling Co., Ltd.	Gold	JAPAN
35	EM Vinto	Tin	BOLIVIA (PLURINATIONAL STATE OF)
36	Exotech Inc.	Tantalum	UNITED STATES OF AMERICA
37	F&X Electro-Materials Ltd.	Tantalum	CHINA
38	Fenix Metals	Tin	POLAND
39	OJSC Novosibirsk Refinery	Gold	RUSSIAN FEDERATION
40	Fujian Jinxin Tungsten Co., Ltd.	Tungsten	CHINA
41	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin	CHINA
42	Global Tungsten & Powders Corp.	Tungsten	UNITED STATES OF AMERICA
43	Guangdong Zhiyuan New Material Co., Ltd.	Tantalum	CHINA
44	Heimerle + Meule GmbH	Gold	GERMANY
45	Heraeus Metals Hong Kong Ltd.	Gold	CHINA
46	Heraeus Precious Metals GmbH & Co. KG	Gold	GERMANY
47	Huichang Jinshunda Tin Co., Ltd.	Tin	CHINA
48	Hunan Chunchang Nonferrous Metals Co., Ltd.	Tungsten	CHINA
49	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold	CHINA
50	Ishifuku Metal Industry Co., Ltd.	Gold	JAPAN
51	Istanbul Gold Refinery	Gold	TURKEY
52	Japan Mint	Gold	JAPAN
53	Japan New Metals Co., Ltd.	Tungsten	JAPAN
54	Jiangxi Copper Co., Ltd.	Gold	CHINA
55	Ganzhou Huaxing Tungsten Products Co., Ltd.	Tungsten	CHINA
56	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	CHINA
57	Jiujiang Nonferrous Metals Smelting Company Limited	Tantalum	CHINA
58	Asahi Refining USA Inc.	Gold	UNITED STATES OF AMERICA
59	Asahi Refining Canada Ltd.	Gold	CANADA
60	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold	RUSSIAN FEDERATION
61	JSC Uralelectromed	Gold	RUSSIAN FEDERATION
62	JX Nippon Mining & Metals Co., Ltd.	Gold	JAPAN
63	Gejiu Kai Meng Industry and Trade LLC	Tin	CHINA
64	Kazzinc	Gold	KAZAKHSTAN

No	Smelter Reference List	Metal	Location of Facility
65	Kennametal Fallon	Tungsten	UNITED STATES OF AMERICA
66	Kennecott Utah Copper LLC	Gold	UNITED STATES OF AMERICA
67	Kojima Chemicals Co., Ltd.	Gold	JAPAN
68	Kyrgyzaltyn JSC	Gold	KYRGYZSTAN
69	China Tin Group Co., Ltd.	Tin	CHINA
70	LSM Brasil S.A.	Tantalum	BRAZIL
71	LS-NIKKO Copper Inc.	Gold	KOREA, REPUBLIC OF
72	Malaysia Smelting Corporation (MSC)	Tin	MALAYSIA
73	Materion	Gold	UNITED STATES OF AMERICA
74	Matsuda Sangyo Co., Ltd.	Gold	JAPAN
75	Metallic Resources, Inc.	Tin	UNITED STATES OF AMERICA
76	Metalor Technologies (Suzhou) Ltd.	Gold	CHINA
77	Metalor Technologies (Hong Kong) Ltd.	Gold	CHINA
78	Metalor Technologies (Singapore) Pte., Ltd.	Gold	SINGAPORE
79	Metalor Technologies S.A.	Gold	SWITZERLAND
80	Metalor USA Refining Corporation	Gold	UNITED STATES OF AMERICA
81	Metalurgica Met-Mex Penoles S.A. De C.V.	Gold	MEXICO
82	Metallurgical Products India Pvt., Ltd.	Tantalum	INDIA
83	Mineracao Taboca S.A.	Tin	BRAZIL
84	Mineracao Taboca S.A.	Tantalum	BRAZIL
85	Minsur	Tin	PERU
86	Mitsubishi Materials Corporation	Gold	JAPAN
87	Mitsubishi Materials Corporation	Tin	JAPAN
88	Mitsui Mining and Smelting Co., Ltd.	Tantalum	JAPAN
89	Mitsui Mining and Smelting Co., Ltd.	Gold	JAPAN
90	NPM Silmet AS	Tantalum	ESTONIA
91	Moscow Special Alloys Processing Plant	Gold	RUSSIAN FEDERATION
92	Nadir Metal Rafineri San. Ve Tic. A.S.	Gold	TURKEY
93	Nankang Nanshan Tin Manufactory Co., Ltd.	Tin	CHINA
94	Nihon Material Co., Ltd.	Gold	JAPAN
95	Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	CHINA
96	O.M. Manufacturing (Thailand) Co., Ltd.	Tin	THAILAND
97	Ohura Precious Metal Industry Co., Ltd.	Gold	JAPAN
98	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Gold	RUSSIAN FEDERATION

No	Smelter Reference List	Metal	Location of Facility
99	Operaciones Metalurgical S.A.	Tin	BOLIVIA (PLURINATIONAL STATE OF)
100	PAMP S.A.	Gold	SWITZERLAND
101	Prioksky Plant of Non-Ferrous Metals	Gold	RUSSIAN FEDERATION
102	PT Aneka Tambang (Persero) Tbk	Gold	INDONESIA
103	PT Artha Cipta Langgeng	Tin	INDONESIA
104	PT Babel Inti Perkasa	Tin	INDONESIA
105	PT Bangka Tin Industry	Tin	INDONESIA
106	PT Belitung Industri Sejahtera	Tin	INDONESIA
107	PT Bukit Timah	Tin	INDONESIA
108	PT DS Jaya Abadi	Tin	INDONESIA
109	PT Eunindo Usaha Mandiri	Tin	INDONESIA
110	PT Karimun Mining	Tin	INDONESIA
111	PT Mitra Stania Prima	Tin	INDONESIA
112	PT Panca Mega Persada	Tin	INDONESIA
113	PT Prima Timah Utama	Tin	INDONESIA
114	PT Refined Bangka Tin	Tin	INDONESIA
115	PT Sariwiguna Binasentosa	Tin	INDONESIA
116	PT Stanindo Inti Perkasa	Tin	INDONESIA
117	PT Sumber Jaya Indah	Tin	INDONESIA
118	PT Timah (Persero) Tbk Kundur	Tin	INDONESIA
119	PT Timah (Persero) Tbk Mentok	Tin	INDONESIA
120	PT Tinindo Inter Nusa	Tin	INDONESIA
121	PT Tommy Utama	Tin	INDONESIA
122	PX Precinox S.A.	Gold	SWITZERLAND
123	QuantumClean	Tantalum	UNITED STATES OF AMERICA
124	Rand Refinery (Pty) Ltd.	Gold	SOUTH AFRICA
125	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	Tantalum	CHINA
126	Royal Canadian Mint	Gold	CANADA
127	Rui Da Hung	Tin	TAIWAN, PROVINCE OF CHINA
128	Samduck Precious Metals	Gold	KOREA, REPUBLIC OF
129	Schone Edelmetaal B.V.	Gold	NETHERLANDS
130	SEMPSA Joyeria Plateria S.A.	Gold	SPAIN
131	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold	CHINA
132	Sichuan Tianze Precious Metals Co., Ltd.	Gold	CHINA

No	Smelter Reference List	Metal	Location of Facility
133	SOE Shyolkovsky Factory of Secondary Precious Metals	Gold	RUSSIAN FEDERATION
134	Soft Metais Ltda.	Tin	BRAZIL
135	Solar Applied Materials Technology Corp.	Gold	TAIWAN, PROVINCE OF CHINA
136	Solikamsk Magnesium Works OAO	Tantalum	RUSSIAN FEDERATION
137	Sumitomo Metal Mining Co., Ltd.	Gold	JAPAN
138	Taki Chemical Co., Ltd.	Tantalum	JAPAN
139	Tanaka Kikinzoku Kogyo K.K.	Gold	JAPAN
140	Tejing (Vietnam) Tungsten Co., Ltd.	Tungsten	VIET NAM
141	Telex Metals	Tantalum	UNITED STATES OF AMERICA
142	Thaisarco	Tin	THAILAND
143	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Tin	CHINA
144	The Refinery of Shandong Gold Mining Co., Ltd.	Gold	CHINA
145	Tokuriki Honten Co., Ltd.	Gold	JAPAN
146	Torecom	Gold	KOREA, REPUBLIC OF
147	Ulba Metallurgical Plant JSC	Tantalum	KAZAKHSTAN
148	Umicore Brasil Ltda.	Gold	BRAZIL
149	Umicore S.A. Business Unit Precious Metals Refining	Gold	BELGIUM
150	United Precious Metal Refining, Inc.	Gold	UNITED STATES OF AMERICA
151	Valcambi S.A.	Gold	SWITZERLAND
152	Vietnam Youngsun Tungsten Industry Co., Ltd.	Tungsten	VIET NAM
153	Western Australian Mint (T/a The Perth Mint)	Gold	AUSTRALIA
154	White Solder Metalurgia e Mineracao Ltda.	Tin	BRAZIL
155	Wolfram Bergbau und Hutten AG	Tungsten	AUSTRIA
156	Xiamen Tungsten Co., Ltd.	Tungsten	CHINA
157	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Tungsten	CHINA
158	Yamakin Co., Ltd.	Gold	JAPAN
159	Yokohama Metal Co., Ltd.	Gold	JAPAN
160	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin	CHINA
161	Yunnan Tin Company Limited	Tin	CHINA
162	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	CHINA
163	Gold Refinery of Zijin Mining Group Co., Ltd.	Gold	CHINA
164	Yichun Jin Yang Rare Metal Co., Ltd.	Tantalum	CHINA
165	Umicore Precious Metals Thailand	Gold	THAILAND
166	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	CHINA

No	Smelter Reference List	Metal	Location of Facility
167	Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten	CHINA
168	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	CHINA
169	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten	CHINA
170	Malipo Haiyu Tungsten Co., Ltd.	Tungsten	CHINA
171	Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten	CHINA
172	Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	CHINA
173	CV Venus Inti Perkasa	Tin	INDONESIA
174	Geib Refining Corporation	Gold	UNITED STATES OF AMERICA
175	Magnu’s Minerais Metais e Ligas Ltda.	Tin	BRAZIL
176	Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	CHINA
177	Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	CHINA
178	Melt Metais e Ligas S.A.	Tin	BRAZIL
179	Asia Tungsten Products Vietnam Ltd.	Tungsten	VIET NAM
180	PT ATD Makmur Mandiri Jaya	Tin	INDONESIA
181	D Block Metals, LLC	Tantalum	UNITED STATES OF AMERICA
182	FIR Metals & Resource Ltd.	Tantalum	CHINA
183	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	CHINA
184	XinXing HaoRong Electronic Material Co., Ltd.	Tantalum	CHINA
185	MMTC-PAMP India Pvt., Ltd.	Gold	INDIA
186	Republic Metals Corporation	Gold	UNITED STATES OF AMERICA
187	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	CHINA
188	Chenzhou Diamond Tungsten Products Co., Ltd.	Tungsten	CHINA
189	Singway Technology Co., Ltd.	Gold	TAIWAN, PROVINCE OF CHINA
190	O.M. Manufacturing Philippines, Inc.	Tin	PHILIPPINES
191	PT Inti Stania Prima	Tin	INDONESIA
192	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Tungsten	CHINA
193	KEMET Blue Metals	Tantalum	MEXICO
194	H.C. Starck Tungsten GmbH	Tungsten	GERMANY
195	H.C. Starck Smelting GmbH & Co. KG	Tungsten	GERMANY
196	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Tungsten	VIET NAM
197	H.C. Starck Co., Ltd.	Tantalum	THAILAND
198	H.C. Starck Tantalum and Niobium GmbH	Tantalum	GERMANY
199	H.C. Starck Hermsdorf GmbH	Tantalum	GERMANY
200	H.C. Starck Inc.	Tantalum	UNITED STATES OF AMERICA

No	Smelter Reference List	Metal	Location of Facility
201	H.C. Starck Ltd.	Tantalum	JAPAN
202	H.C. Starck Smelting GmbH & Co. KG	Tantalum	GERMANY
203	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	CHINA
204	Global Advanced Metals Boyertown	Tantalum	UNITED STATES OF AMERICA
205	Global Advanced Metals Aizu	Tantalum	JAPAN
206	Al Etihad Gold LLC	Gold	UNITED ARAB EMIRATES
207	Emirates Gold DMCC	Gold	UNITED ARAB EMIRATES
208	KEMET Blue Powder	Tantalum	UNITED STATES OF AMERICA
209	CV Ayi Jaya	Tin	INDONESIA
210	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Tungsten	CHINA
211	T.C.A S.p.A	Gold	ITALY
212	Niagara Refining LLC	Tungsten	UNITED STATES OF AMERICA
213	CV Dua Sekawan	Tin	INDONESIA
214	CV Tiga Sekawan	Tin	INDONESIA
215	Korea Zinc Co., Ltd.	Gold	KOREA, REPUBLIC OF
216	Hydrometallurg, JSC	Tungsten	RUSSIAN FEDERATION
217	Resind Industria e Comercio Ltda.	Tin	BRAZIL
218	Unecha Refractory metals plant	Tungsten	RUSSIAN FEDERATION
219	SAAMP	Gold	FRANCE
220	Metallo Belgium N.V.	Tin	BELGIUM
221	Metallo Spain S.L.U.	Tin	SPAIN
222	PT Bangka Prima Tin	Tin	INDONESIA
223	SAXONIA Edelmetalle GmbH	Gold	GERMANY
224	WIELAND Edelmetalle GmbH	Gold	GERMANY
225	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Gold	AUSTRIA
226	South-East Nonferrous Metal Company Limited of Hengyang City	Tungsten	CHINA
227	PT Sukses Inti Makmur	Tin	INDONESIA
228	Philippine Chuangxin Industrial Co., Inc.	Tungsten	PHILIPPINES
229	PT Kijang Jaya Mandiri	Tin	INDONESIA
230	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Tungsten	CHINA
231	ACL Metais Eireli	Tungsten	BRAZIL
232	PT Menara Cipta Mulia	Tin	INDONESIA
233	Jiangxi Tuohong New Raw Material	Tantalum	CHINA
234	Woltech Korea Co., Ltd.	Tungsten	KOREA, REPUBLIC OF

No	Smelter Reference List	Metal	Location of Facility
235	HuiChang Hill Tin Industry Co., Ltd.	Tin	CHINA
236	Moliren Ltd.	Tungsten	RUSSIAN FEDERATION
237	Power Resources Ltd.	Tantalum	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
238	Gejiu Fengming Metallurgy Chemical Plant	Tin	CHINA
239	Guanyang Guida Nonferrous Metal Smelting Plant	Tin	CHINA
240	AU Traders and Refiners	Gold	SOUTH AFRICA
241	Gejiu Jinye Mineral Company	Tin	CHINA
242	PT Lautan Harmonis Sejahtera	Tin	INDONESIA
243	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Tin	CHINA

List 2:    Listed below are the seven smelters or refiners identified to us by our suppliers as potentially in the supply chain for the Covered Products during the Reporting Period that have processed 3TG metals of undeterminable origin, as well as an indication of which of these smelters or refiners is Active as of May 18th, 2018.

No	Smelter Reference List (*)	Metal (*)	Smelter Country (*)	Active*
1	Duoluoshan	Tantalum	CHINA
2	Hunan Chenzhou Mining Co., Ltd.	Tungsten	CHINA
3	King-Tan Tantalum Industry Ltd.	Tantalum	CHINA
4	Guangdong Jinding Gold Limited	Gold	CHINA
5	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Tin	VIETNAM
6	PT O.M. Indonesia	Tin	INDONESIA
7	Modeltech Sdn Bhd	Tin	MALAYSIA	*